Exhibit 10.30

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR STATE LAW OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

US$4,000,000	Bellevue Washington September 11, 2015

OMINTO, INC.

CONVERTIBLE NOTE

FOR VALUE RECEIVED, Ominto, Inc., a Nevada corporation (the “Company”) hereby promises to pay to the order of Ominto Invest ApS (“Payee”), the principal amount of US one million dollars (US$1,000,000) at the time and in the manner set forth in Article 1 of this Note. This Note has been entered into in connection with a Subscription Agreement of even date herewith (the "Subscription Agreement") and shall be subject to all of the terms and conditions of the Subscription Agreement. Capitalized terms not defined in this Note shall have the meanings set forth in the Subscription Agreement. Interest on the outstanding principal balance shall accrue at the rate of interest set forth in Section 1(a). Interest shall be computed on the basis of a 360-day year, using the number of days actually elapsed.

ARTICLE 1.

Payment of Principal and Interest on the Note; Maturity Date

This Note shall bear interest at the sum of the three month LIBOR rate (London Interbank Offered Rate) on the date of this Note plus 2%. The interest rate shall remain unchanged while the Note is outstanding. The principal balance and all accrued interest shall be converted to common stock of the Company (“Common Stock”) pursuant to a mandatory conversion provision set forth in Article 3 below. The outstanding principal amount of the Note shall be due and payable twenty four (24) months from the date hereof, which shall be September 11, 2017 (the “Maturity Date”). Unless this Note has been previously converted in accordance with the terms of Article 3 herein, the entire outstanding principal balance and all unpaid accrued interest shall become fully due and payable on the Maturity Date.

ARTICLE 2.

Events of Default and Acceleration

(a) Events of Default Defined. Upon written notice to the Company given by the Payee, if any one or more the following events (“Events of Default”) shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or be affected or come about by operation of law pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing. An Event of Default shall occur:

(i)        if failure shall be made in the payment of the principal of or interest on this Note when and as the same shall become due and such failure shall continue for a period of ten (10) business days after such payment is due;

(ii)       if the Company shall violate or breach any of the covenants contained in the Note or any of the covenants in the Subscription Agreement and such violation or breach shall continue for ten (10) days after written notice of such breach shall have been received by the Company from Payee;

(iii)      if the Company fails to have sufficient authorized shares of Common Stock available upon conversion of this Note and issuance of the Warrant by March 31, 2016;

(iv)     if the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(v)      if an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

(b) Rights of Payee. Nothing in this Note shall be construed to modify, amend or limit in any way the right of the Payee to bring an action against the Company.

(c) Event of Default Remedy. Payee's remedy for any Event of Default shall be

(i) an increase of the interest rate to the Default Interest rate as set forth below until such time as the Event of Default is cured;

(ii) the right to enforce the Company's obligation under the Subscription Agreement to use its best efforts to obtain an Mandatory Conversion Date;

(iii) any outstanding principal and accumulated interest shall accelerate and become, at Payee’s election, immediately due and payable.

(d) Default Interest Rate. If there shall occur an Event of Default, the interest rate shall, from and after the date of such Event of Default, be the interest rate hereunder plus five percent (5%) per annum.

ARTICLE 3.

Conversion

(a) Mandatory Conversion. Five (5) days after the date upon which one or both Article Amendments are filed with, and considered effective by, the Secretary of State of Nevada (the “Mandatory Conversion Date”), without further action on the part of the Company or the Payee, the outstanding and unpaid principal of the Note and all accrued interest will automatically convert to shares of Common Stock at the Conversion Price then in affect ("Mandatory Conversion"). The Company shall provide written notice of the Mandatory Conversion within five (5) business days of the Mandatory Conversion Date.

(b) Conversion Procedure. Within five (5) business days of receipt of a notice of the Mandatory Conversion Date, Payee shall surrender this Note at the office of the Company together with registration and delivery instructions for certificates for shares of Common Stock issuable upon such conversion. The shares of Common Stock issuable upon conversion of principal and interest on this Convertible Note are referred to as the “Conversion Shares.” The number of Conversion Shares to be issued upon such Mandatory Conversion shall be determined by dividing the total amount of principal and interest being converted by the Conversion Price on the Mandatory Conversion Date. The Payee shall thereupon be deemed the holder of the shares of Common Stock so issued.

(c) Conversion Price. The “Conversion Price” shall mean $0.125 per share of Common Stock, subject to adjustment as hereinafter provided.

(d) Adjustment in Conversion Price. If the Company shall, subsequent to the date of issuance of this Note, (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (B) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (C) combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision or other combination or reclassification shall be proportionately adjusted upward or downward, as the case may be in accordance with generally accepted accounting principles. Such adjustment shall be made successively whenever any event listed in this Section 3(d) shall occur.

(e) Additional Adjustments in Conversion Price for Share Issuance. Prior to the Mandatory Conversion Date, if the Company shall issue or agree to issue any shares of Common Stock other than Excepted Issuances (as defined in the Subscription Agreement) for a consideration less than the Conversion Price in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. The reduction of the Conversion Price described in this paragraph is in addition to other rights of the Payee described in this Note and the Subscription Agreement.

(f) Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock or the class issuable upon conversion of this Note) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holder of this Note shall have the right thereafter by converting this Note, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon conversion of this Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Note. The foregoing provisions of this Section 3(f) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole in part, for a security of the Company other than Common Stock, such transaction shall be treated as a reclassification or reorganization pursuant to this Section 3(f).

(g) Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the conversion of any Notes. If, upon any full or partial conversion of this Note, the holder would, except for the provisions of this Section 3(g), be entitled to receive a fractional share of Common Stock, then the number of shares to be issued on such conversion shall be rounded up to the nearest whole number of shares.

ARTICLE 4.

Issuance of Warrant

Within five (5) business days of the Company's receipt of issuance instructions, the Company shall issue and deliver the Warrant as instructed.

ARTICLE 5

Miscellaneous

(a) Transferability. The holder of this Note may transfer this Note only in a transaction exempt from registration pursuant to the Securities Act and applicable state securities law and with the consent of the Company. The Company shall treat the Payee as the owner of this Note on its books and records.

(b) Usury Saving Provision. All payment obligations arising under this Note are subject to the express condition that at no time shall the Company be obligated or required to pay interest at a rate which could subject Payee to either civil or criminal liability as a result of being in excess of the maximum rate which the Company is permitted by law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the applicable rate of interest shall be deemed to be immediately reduced to such maximum rate, and interest thus payable shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

(c) Notice to Company. Notice to the Company shall be given to the Company in the manner set forth in the Subscription Agreement.

(d) Governing Law. This Note shall be governed by the laws of the State of Nevada applicable to agreements executed and to be performed wholly within such State. The parties hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Central District of Washington or any court of the State of Washington located in the County of King in any action, suit or proceeding arising out of or relating to this Note or any of the transactions contemplated hereby or thereby, and agrees that any such action, suit or proceeding shall be brought only in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Washington other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

(e) Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the Subscription Agreement at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit Payee’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.

(f) Expenses. In the event that either party commences a legal proceeding in order to enforce its rights under this Note, the losing party shall pay all reasonable legal fees and expenses incurred by the prevailing party with respect thereto.

IN WITNESS WHEREOF, the Company has executed this Note as of the date and year first aforesaid.

OMINTO, INC.

By:
Ivan Braiker, CEO

NOTICE OF MANDATORY CONVERSION AND REQUEST FOR ISSUANCE

AND DELIVERY INSTRUCTIONS

OMINTO, INC.

The Company hereby notifies Payee, the holder of the foregoing Note, of Mandatory Conversion thereof as of _______________ and instructs Payee to surrender such Note for conversion into shares of Common Stock of Ominto. to the extent of $      * unpaid principal amount of and interest due on such Note, and provide issuance and delivery instructions for such shares and the Warrant as set forth below.

Issuance Instructions (to be completed by Payee only)

Common Stock and Warrant be issued in the name of _____________________________________________, and delivered to __________________________________, whose address is __________________________________________________________.

Dated:

(Signature)

(Signature must conform in all respects to name of Payee as specified on the face of the Note.)

*